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                                                                  EXHIBIT 10.7.2

                                 FIRST AMENDMENT
                                     TO THE
                            ODYSSEY HEALTHCARE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



         This amendment is made by Odyssey Healthcare, Inc. (the "Company") as of the 6th day of March, 2002;

         WHEREAS, the Company adopted, effective April 1, 2002, the Odyssey Healthcare, Inc. Employee Stock Purchase Plan (the "Plan") for the benefit of its employees;

         WHEREAS, the Company desires to amend the Plan such that its effective date is July 1, 2002;

         WHEREAS, the Company desires to amend the definition of compensation to exclude bonuses and other extraordinary items such that the definition is consistent with other plans maintained by the Company; and

         WHEREAS, pursuant to Section 15 of the Plan, the Company's compensation committee is authorized to make the aforementioned revisions.

         NOW, THEREFORE, effective as of the dates set forth herein, the Company amends the Plan as follows, and except as provided herein, the Plan shall continue to read in its current state:

         1. Effective July 1, 2002, Section 6(a) shall be amended in its entirety to read as follows:

                  (a) General Statement; "Date Of Grant"; "Option Period"; "Date Of Exercise". As of July 1, 2002, and continuing while the Plan remains in effect, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on July 1, 2002, and each six month anniversary of such date (each of which dates is herein referred to as a "Date of Grant"). The term of each option shall begin on a Date of Grant and shall be for a period ending on the next subsequent June 30 or December 31 (each such 6 month period shall be referred to as an "Option Period"). The first day of the first Option Period shall be a Date of Grant and the last day of such Option Period shall be a "Date of Exercise."

         2. Effective July 1, 2002, Section 6(d) shall be amended in its entirety to read as follows:

                  (d) "Eligible Compensation" Defined. The term "Eligible Compensation" means the gross (before taxes are withheld) total of all compensation reportable in box 1 of Internal Revenue Service Form W-2 but, excluding


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                           bonuses, tips, commissions, severance pay, dependent
                           care benefits, company car expenses, employee business expenses, moving expenses, nonqualified plan distributions, noncash fringe benefits, third-party disability payments and group life insurance benefits.

         3. Effective July 1, 2002, Section 14 shall be amended in its entirety to read as follows:

                  14. Term of the Plan. The Plan shall be effective as of July 1, 2002; provided that the Plan is approved by the stockholders of the Company within 12 months of the date of adoption by the Board. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate.

         IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this First Amendment as of the date first above set forth.

                                 ODYSSEY HEALTHCARE, INC.


                                 By: /s/ RICHARD R. BURNHAM
                                     ------------------------------------------

                                 Richard R. Burnham, Chief Executive Officer